UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

      Delaware0-2290084-1271317

(State or other jurisdiction(Commission(I.R.S. Employer

of incorporation)File Number)    Identification Number)

            455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado           80903

   (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2018, Century Resorts Alberta Inc. (“CRA”), Century Casino St. Albert Inc. (“CSA”) and Century Mile Inc. (“CMI”), which are wholly-owned subsidiaries of Century Casinos, Inc. (the “Company”), entered into the Third Amended and Restated Credit Agreement (the “BMO Credit Agreement”) dated as of June 30, 2018, as borrowers, with the Bank of Montreal (“BMO”), as lender. The BMO Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated September 30, 2016, among CRA, Century Casino Calgary Inc., CSA and BMO.

The BMO Credit Agreement was amended primarily to include an additional credit facility of up to CAD 33.0 million, Credit Facility F, to provide additional financing for the construction and development of a horse racing facility in the Edmonton market area, which the Company is planning to operate as Century Mile Racetrack and Casino (“CMR”). CMR will be a one-mile horse racetrack and a multi-level REC. The project is located on Edmonton International Airport land close to the city of Leduc, south of Edmonton. The Company began construction of the CMR project in July 2017 and estimates that it will be completed in March 2019. Advances for funding the CMR project can be borrowed through the BMO Credit Agreement until the earliest of (i) the date on which demand for payment is made by BMO; (ii) August 24, 2019; (iii) the Project Construction Completion Date, as defined in the BMO Credit Agreement; or (iv) the occurrence of event of default, as defined in the BMO Credit Agreement (each, a “Facility Termination Date”).  On the Facility Termination Date, the funds will be converted into Credit Facility G, a committed, reducing term credit facility with a term of five years. The BMO Credit Agreement is guaranteed by the Company. Subject to the terms of the BMO Credit Agreement, the Company may choose to reduce the balances outstanding under Credit Facility A, Credit Facility B, Credit Facility C, Credit Facility D, Credit Facility G and Credit Facility H, each as described below, by prepaying the loans in advance without penalty.

The BMO Credit Agreement consists of the following credit facilities. References to “CAD” are to the Canadian dollar.

1.

Credit Facility A is a CAD 1.1 million revolving credit facility, which may be used for general corporate purposes, including for the payment of costs related to the BMO Credit Agreement, ongoing working capital requirements and operating regulatory requirements. As of August 24, 2018, the Company had CAD 1.1 million available for borrowing under Credit Facility A.

2.

Credit Facility B is an approximately CAD 15.6 million committed, non-revolving, reducing standby facility, which was used for the construction and development of the Century Downs Racetrack and Casino (“CDR”) project, repayment of a mortgage loan related to CRA, other investments and for working capital and general corporate purposes. Once the principal amount of an advance under Credit Facility B has been repaid, it cannot be re-borrowed. As of August 24, 2018, the Company had no additional available borrowings under Credit Facility B.

3.

Credit Facility C is a CAD 11.0 million revolving credit facility, which may be used as additional financing for the construction and development of CDR. The Company may re-borrow the principal amount within the limits described in the BMO Credit Agreement for Capital Expenditures or Permitted Investments, each as defined in the BMO Credit Agreement. As of August 24, 2018, the Company had CAD 5.6 million that remained available for borrowing under Credit Facility C.

4.

Credit Facility D is an approximately CAD 26.3 million committed, reducing term credit facility to finance the Company’s acquisition of CSA in September 2016. Once the principal amount of an advance under Credit Facility D has been repaid, it cannot be re-borrowed. As of August 24, 2018, the Company had no additional available borrowings under Credit Facility D.

5.

Credit Facility E is a CAD 3.0 million treasury risk management facility. The Company may use this facility to hedge interest rate risk or currency exchange rate risk. Credit Facility E has a term of five years.

6.

Credit Facility F is a CAD 33.0 million demand, non-revolving, construction credit facility for use for the construction and development of the CMR project. Upon the maturity of Credit Facility F on the Facility Termination Date, the principal balance will be converted to Credit Facility G. Once funds are advanced from Credit Facility F, they cannot be re-borrowed.

7.	Credit Facility G is a committed, non-revolving, term credit facility. The Company cannot re-borrow funds that have been repaid under Credit Facility G.
8.

Credit Facility H is a CAD 3.0 million equipment leasing credit facility for use for the CMR project pursuant to the Interim Funding Agreement and Master Lease Agreement described in the BMO Credit Agreement. The Company may re-borrow the principal amount within the limits described in the BMO Credit Agreement pursuant to the Interim Funding Agreement and Master Lease Agreement.

The interest rates of the credit facilities under the BMO Credit Agreement are as follows:

1.	Advances under Credit Facility A may be in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in USD and bearing interest at BMO’s floating rate for loans made in USD plus a margin;
c.	Issuances of a CAD letter of credit (with a maximum aggregate face value of CAD 100,000), bearing interest at a floating margin rate; and/or
d.	Advances under a business MasterCard credit facility, up to the maximum aggregate amount of CAD 200,000.
2.	Advances under Credit Facility B were available in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in USD and bearing interest at BMO’s floating rate for loans made in USD plus a margin;
c.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin;
d.	Advances denominated in USD and bearing interest at the LIBOR rate fixed for one, two, three or six months (in a minimum amount of USD 1 million and USD 500,000 increments thereafter); and/or
e.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
3.	Advances under Credit Facility C may be in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin (in a minimum amount of CAD 500,000 and CAD 100,000 increments thereafter); and/or
c.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
4.	Credit Facility D was limited to one drawdown on the closing date of the CSA acquisition of up to the amount of the Credit Facility D limit in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin (in a minimum amount of CAD 500,000 and in CAD 100,000 increments thereafter); and/or
c.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
5.

Longer term fixed rates of interest, up to and including the full remaining term of the respective credit facilities can be achieved through the use of interest rate swaps with a deemed risk up to the maximum amount of Credit Facility E.

6.	Advances under Credit Facility F may be in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin; and/or
b.	Issuance of a Letter of Credit in CAD by BMO bearing interest at 2.00% to 3.25%.
7.	Credit Facility G is limited to one drawdown at the conversion date of Credit Facility F in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin; and/or
b.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
8.

Advances from Credit Facility H are made in accordance with the Interim Funding Agreement and the Master Lease Agreement of the BMO Credit Agreement. Interest, fees and other amounts at the margins and rates determined by the Master Lease Agreement are determined upon execution of the applicable lease agreement.

9.

Any funds that are not drawn down under either Credit Facility A,  Credit Facility C, Credit Facility F or Credit Facility H are classified as a CAD Standby Facility and may be subject to standby fees ranging from 0.50% to 0.70% calculated daily and payable quarterly in arrears.

Under the BMO Credit Agreement, CRA, CSA and CMI are required to comply with positive and negative covenants, including certain financial covenants. The BMO Credit Agreement provides for certain events of default, which, if any of them occurs, could result in the obligations under the BMO Credit Agreement becoming due and payable immediately.

This summary of the BMO Credit Agreement is qualified in its entirety by reference to the text of the BMO Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated June 30, 2018, by and among Century Resorts Alberta Inc., Century Casino St. Albert Inc., Century Mile Inc. and Bank of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date:  August 28, 2018By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer